Registration No. 333-43569
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                HESS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   ----------

    Delaware              1185 Avenue of the Americas            13-4921002
(State or other                New York, NY 10036             (I.R.S. Employer
jurisdiction of)             (Address of principal           Identification No.)
 incorporation                 executive offices)
or organization

                                   ----------

                    Hess Corporation Employees' Savings Plan

                              (Full Title of Plan)

                                   ----------

                           J. Barclay Collins II, Esq.
                            Executive Vice President
                               and General Counsel
                                Hess Corporation
                           1185 Avenue of the Americas
                               New York, NY 10036
                                 (212) 997-8500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                                Kevin Keogh, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 819-8200
                               Fax: (212) 354-8113

                                   ----------

                                                           Proposed maximum   Proposed maximum
                                          Amount to be      offering price        aggregate          Amount of
Title of securities to be registered       registered          per share       offering price    registration fee
------------------------------------    ----------------   ----------------   ----------------   ----------------
Common Stock, par value $1.00
 (Previously Registered)............     1,800,000(1)(2)        N/A (1)            N/A (1)            N/A (1)
------------------------------------    ----------------   ----------------   ----------------   ----------------

     (1) This Registration Statement registers up to 1,800,000 shares of Common Stock (the "Carried-Over Shares"), and the related interests registered pursuant Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), which were previously registered under Registration Statement No. 333-43571, as filed with the Securities and Exchange Commission (the "Commission") on December 31, 1997 (the "Prior Registration Statement") for offer or sale under the Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees (the "Prior Plan") and which may now be offered or sold under the Hess Corporation Employees' Savings Plan (the "Corporate Savings Plan"). No filing fee with respect to the Carried-Over Shares is required in accordance with Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8. The Registrant is concurrently filing a Post-Effective Amendment No. 1 to the Prior Registration Statement to deregister the Carried-Over Shares.

     (2) Pursuant to Rule 416(a) under the Securities Act, the number of shares registered under this Registration Statement will automatically be increased to cover any additional shares of the Registrant's Common Stock that become issuable under the Corporate Savings Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction.

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
                                EXPLANATORY NOTE

     This Amendment No. 1 to Form S-8 Registration Statement registers an additional 1,800,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of Hess Corporation (the "Registrant"), to be offered and sold pursuant to the Hess Corporation Employees' Savings Plan, as amended and restated (the "Corporate Savings Plan"), together with an indeterminate amount of interests in the Corporate Savings Plan. These shares were previously registered for issuance under Form S-8 Registration Statement No. 333-43571, as filed with the Securities and Exchange Commission (the "Commission") on December 31, 1997 (the "Prior Registration Statement") for offer and sale pursuant to the Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees (the "Prior Plan").

     Effective October 1, 2006, the Corporate Savings Plan was amended and restated to, among other things, merge the Prior Plan into the Corporate Savings Plan so that participants previously eligible to participate in the Prior Plan became eligible to participate in the Corporate Savings Plan, and the Prior Plan was terminated. This Registration Statement registers 1,800,000 shares of Common Stock previously registered under the Prior Registration Statement for offer or sale under the Prior Plan, which may now be offered or sold under the Corporate Savings Plan (the "Carried-Over Shares"). The Carried-Over Shares are no longer available for the grant of new awards under the Prior Plan. The Registrant is concurrently filing a Post-Effective Amendment No. 1 to the Prior Registration Statement to deregister the Carried-Over Shares.

     This Registration Statement relates to the registration of additional securities pursuant to Rule 462(b) under the Securities Act. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on December 31, 1997 (File No. 333-43569) are incorporated herein by reference.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (i)       The latest annual report of the Registrant filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     (iii) The description of the Registrant's Common Stock contained in Appendix VII of Form S-4, Registration No. 333-50358, filed on November 21, 2000.

     All documents the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

     Exhibit No.    Description of Exhibit
     -----------    ------------------------------------------------------------
     4.1            Restated Certificate of Incorporation of Registrant,
                    including amendments thereto, dated May 3, 2006
                    (incorporated by reference to Exhibit 3 of Registrant's Form
                    10-Q for the three months ended June 30, 2006).
     4.2            By-Laws of Registrant (incorporated by reference to
                    Exhibit 3 of Form 10-Q of Registrant for the three months ended June 30, 2002).
     4.3            Hess Corporation Employee's Savings Plan (incorporated by
                    reference to Exhibit 10(7) of Form 10-K of Registrant for the year ended December 31, 2006).
     23.1           Consent of Ernst & Young LLP.
     24.1           Power of Attorney (included on signature page to
                    Registration Statement).

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York on the 20th day of June, 2007.

                                          HESS CORPORATION


                                          By /s/ J. Barclay Collins II, Esq.
                                             -----------------------------------
                                             Name:  J. Barclay Collins II, Esq.
                                             Title: Executive Vice President and
                                                    General Counsel

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Employee Benefit Plans Committee has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 20th day of June, 2007.

                                          HESS CORPORATION EMPLOYEE BENEFIT
                                          PLANS COMMITTEE


                                          By /s/ Brian J. Bohling
                                             -----------------------------------
                                             Name:  Brian J. Bohling
                                             Title: Senior Vice President,
                                                    Human Resources

                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-43569), pertaining to the Hess Corporation Employees' Savings Plan, of our reports dated February 23, 2007 with respect to the consolidated financial statements and schedule of Hess Corporation, Hess Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hess Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

New York, NY
June 15, 2007